Exhibit 99.1
For immediate release
Beyond Meat® Reports Fourth Quarter and Full Year 2024 Financial Results

Company achieves second consecutive quarter of year-over-year net revenue growth, meaningful year-over-year gross margin expansion and sizable reduction in operating expenses across 2024

Company provides full year 2025 outlook

Company announces further restructuring initiatives, including a reduction-in-force and suspension of operational activities in China, as it targets EBITDA-positive run-rate by the end of 2026

EL SEGUNDO, Calif. — February 26, 2025 (GLOBE NEWSWIRE)—Beyond Meat, Inc. (NASDAQ: BYND) (“Beyond Meat” or “the Company”), a leader in plant-based meat, today reported financial results for its fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 Financial Highlights1

•Net revenues were $76.7 million, an increase of 4.0% year-over-year.
•Gross profit was $10.0 million, or gross margin of 13.1%, compared to a loss of $83.9 million, or gross margin of -113.8%, in the year-ago period.
•Loss from operations was $37.8 million, or operating margin of -49.3%, compared to loss from operations of $160.8 million, or operating margin of -218.2%, in the year-ago period.
•Net loss was $44.9 million, or $0.65 per common share, compared to net loss of $155.1 million, or $2.40 per common share, in the year-ago period.
•Adjusted EBITDA was a loss of $26.0 million, or -33.9% of net revenues, compared to an Adjusted EBITDA loss of $125.1 million, or -169.9% of net revenues, in the year-ago period.

1 This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.

Full Year 2024 Financial Highlights1

•Net revenues were $326.5 million, a decrease of 4.9% year-over-year.
•Gross profit was $41.7 million, or gross margin of 12.8%, compared to a loss of $82.7 million, or gross margin of -24.1%, in the year-ago period.
•Loss from operations was $156.1 million, or operating margin of -47.8%, compared to loss from operations of $341.9 million, or operating margin of -99.6%, in the year-ago period.
◦Adjusted loss from operations was $148.6 million, or adjusted operating margin of -45.5%, reflecting the exclusion of a $7.5 million accrual related to a consumer class action settlement.
•Net loss was $160.3 million, or $2.43 per common share, compared to net loss of $338.1 million, or $5.26 per common share, in the year-ago period.
◦Adjusted net loss was $152.8 million, or $2.31 per diluted common share, reflecting the exclusion of a $7.5 million accrual related to a consumer class action settlement.
•Adjusted EBITDA was a loss of $101.7 million, or -31.1% of net revenues, compared to an Adjusted EBITDA loss of $269.2 million, or -78.4% of net revenues, in the year-ago period.

Beyond Meat President and CEO Ethan Brown commented, “2024 was a pivotal year for Beyond Meat. We returned to year-over-year net revenue growth in the second half, meaningfully expanded gross margin compared to the prior year, sharply reduced operating expenses, and delivered a significant year-over-year improvement in Adjusted EBITDA.”

Brown continued, “In 2025 we are pursuing four main goals. One, we plan to produce comparable year-over-year top line net revenues as we focus on sustainable operations. Two, we aim to improve gross margin to approximately 20%, with the longer-term goal of ultimately exceeding a gross margin of 30%. Three, we plan to further reduce our operating expenses over the two-year period 2025 and 2026 in an effort to position the business for run-rate EBITDA-positive operations by the end of 2026. Four, we intend to strengthen our balance sheet to improve liquidity and optimize our capital structure. We are pursuing these four measures with considerable confidence in the long-term growth of the global plant-based meat industry and our leadership position therein.”

2025 Reduction-in-Force

With the objective of positioning the Company for run-rate EBITDA-positive operations by the end of 2026, the Company is implementing certain organizational changes and further cost-reduction measures intended to strengthen its financial profile and support its long-term objectives. On February 24, 2025, the Board of Directors of the Company (the “Board”) approved a plan to reduce the Company’s current workforce in North America and the EU by approximately 44 employees, representing approximately 17% of the Company’s global non-production workforce (or approximately 6% of the Company’s total global workforce) (the “2025 RIF”). This decision was based on cost-reduction initiatives intended to reduce operating expenses.

The Company currently estimates that it will incur one-time cash charges of approximately $1.0 million to $1.5 million in connection with the 2025 RIF, primarily consisting of severance payments, employee benefits and related costs, in all cases, provided to departing employees. The Company expects that the majority of these charges will be incurred in the first quarter of 2025, subject to applicable legal requirements, which may delay the time these charges will be incurred beyond the end of the first quarter of 2025. The calculation of charges the Company estimates it will incur are subject to uncertainties and based on a number of assumptions, including applicable legal requirements; the actual charges incurred may differ from the estimate disclosed above.

In aggregate, the 2025 RIF, combined with the elimination of certain open positions and changes to the executive leadership team, is expected to result in approximately $5.5 million to $6.5 million in cash compensation operating expense savings in 2025, and an additional approximately $1.0 million to $1.5 million in non-cash savings in 2025 related to previously granted, unvested stock-based compensation that would have vested in 2025.

Suspension of Operational Activities in China

In addition, as part of the Company’s continued review of its global operations (the “Global Operations Review”), on February 24, 2025, the Board approved a plan to suspend the Company’s current operational activities in China, which are estimated to cease by the end of the second quarter of 2025. As part of this plan, the Company is reducing its workforce in China by approximately 20 employees, representing approximately 95% of the Company’s China workforce (or approximately 3% of the Company’s total global workforce) (the “China RIF”). The decision was based on cost-reduction initiatives intended to reduce operating expenses.

In connection with the suspension of its current operational activities in China, including the China RIF, the Company currently estimates that it will incur one-time cash charges of approximately $0.5 million to $1.0 million, primarily consisting of severance payments, employee benefits and related costs, in all cases, provided to departing employees, and contract termination costs. The Company expects that the majority of these charges will be incurred in the first quarter of 2025, subject to applicable legal requirements, which may delay the time these charges will be incurred beyond the first quarter of 2025. In aggregate, the China RIF is expected to result in approximately $0.5 million to $1.0 million in cash compensation operating expense savings in 2025.

In addition, the Company currently estimates that it will incur one-time non-cash charges of approximately $12.0 million to $17.0 million, primarily related to accelerated depreciation and impairment charges and other write-downs on certain fixed assets in China. The Company expects that the majority of these charges will be incurred in the first quarter of 2025. The calculation of the charges the Company estimates it will incur are subject to uncertainties and based on a number of assumptions, including applicable legal requirements and asset disposition plans; the actual charges incurred may differ from the estimates disclosed above.

2025 Outlook

Based on management’s best assessment of the environment today, the Company is providing the following outlook for the full year 2025:
•Net revenues are expected to be in the range of $320 million to $335 million, with first quarter net revenues expected to be comparable to net revenues in the first quarter of 2024.
•Gross margin is expected to be approximately 20%.
•Operating expenses are expected to be in the range of $160 million to $180 million.
•Capital expenditures are expected to be in the range of $15 million to $20 million.

Fourth Quarter 2024

Net revenues increased 4.0% to $76.7 million in the fourth quarter of 2024, compared to $73.7 million in the year-ago period. The increase in net revenues was primarily driven by a 6.3% increase in net revenue per pound, partially offset by a 2.1% decrease in volume of products sold. The increase in net revenue per pound was primarily driven by lower trade discounts and price increases of certain of our products, partially offset by changes in product sales mix and unfavorable changes in foreign currency exchange rates. The decrease in volume of products sold was primarily driven by weak category demand and price elasticity effects in the U.S. retail channel, and by lower sales of ground beef and chicken products in the international retail channel.

U.S. retail channel net revenues increased 5.7% to $33.9 million in the fourth quarter of 2024, compared to $32.1 million in the year-ago period, primarily due to a 10.6% increase in net revenue per pound, partially offset by a 4.5% decrease in volume of products sold, primarily reflecting weak category demand and price elasticity effects. The increase in net revenue per pound was primarily driven by lower trade discounts, price increases of certain of our products and changes in product sales mix.

U.S. foodservice channel net revenues decreased 2.1% to $10.5 million in the fourth quarter of 2024, compared to $10.7 million in the year-ago period, primarily due to an 11.0% decrease in volume of products sold, primarily reflecting lower burger sales to a large Quick Service Restaurant (“QSR”) customer, partially offset by a 10.0% increase in net revenue per pound. The increase in net revenue per pound was primarily driven by price increases of certain of our products and lower trade discounts, partially offset by changes in product sales mix.

International retail channel net revenues decreased 1.7% to $13.1 million in the fourth quarter of 2024, compared to $13.3 million in the year-ago period, primarily due to a 10.4% decrease in volume of products sold, primarily reflecting lower sales of ground beef and chicken products in the EU, partially offset by a 9.6% increase in net revenue per pound. The increase in net revenue per pound was primarily driven by lower trade discounts and changes in product sales mix, partially offset by unfavorable changes in foreign currency exchange rates and price decreases of certain of our products.

International foodservice channel net revenues increased 9.2% to $19.3 million in the fourth quarter of 2024, compared to $17.6 million in the year-ago period, primarily due to an 8.9% increase in volume of products sold, primarily reflecting increased sales of chicken products to a large QSR customer in the EU, and a 0.3% increase in net revenue per pound. The increase in net revenue per pound primarily reflected lower trade discounts and price increases of certain of our products, partially offset by changes in product sales mix and unfavorable changes in foreign currency exchange rates.

Net revenues by channel (unaudited):

The following tables present the Company’s net revenues by channel for the periods presented:

	Three Months Ended		Change
(in thousands)	December 31, 2024	December 31, 2023	Amount	%
U.S.:
Retail	$33,886	$32,073	$1,813	5.7%
Foodservice	10,452	10,673	(221)	(2.1)%
U.S. net revenues	44,338	42,746	1,592	3.7%
International:
Retail	13,055	13,286	(231)	(1.7)%
Foodservice	19,265	17,647	1,618	9.2%
International net revenues	32,320	30,933	1,387	4.5%
Net revenues	$76,658	$73,679	$2,979	4.0%

	Year Ended		Change
(in thousands)	December 31, 2024	December 31, 2023	Amount	%
U.S.:
Retail	$150,812	$155,240	$(4,428)	(2.9)%
Foodservice	47,584	50,647	(3,063)	(6.0)%
U.S. net revenues	198,396	205,887	(7,491)	(3.6)%
International:
Retail	59,783	61,723	(1,940)	(3.1)%
Foodservice	68,273	75,766	(7,493)	(9.9)%
International net revenues	128,056	137,489	(9,433)	(6.9)%
Net revenues	$326,452	$343,376	$(16,924)	(4.9)%

Volume of products sold by channel (unaudited):
The following table presents consolidated volume of the Company’s products sold in pounds for the periods presented:

	Three Months Ended		Change		Year Ended		Change
(in thousands)	December 31, 2024	December 31, 2023	Amount	%	December 31, 2024	December 31, 2023	Amount	%
U.S.:
Retail	6,596	6,907	(311)	(4.5)%	28,892	32,971	(4,079)	(12.4)%
Foodservice	1,831	2,057	(226)	(11.0)%	7,892	8,923	(1,031)	(11.6)%
International:
Retail	2,725	3,041	(316)	(10.4)%	13,141	13,909	(768)	(5.5)%
Foodservice	5,890	5,408	482	8.9%	20,109	22,272	(2,163)	(9.7)%
Volume of products sold	17,042	17,413	(371)	(2.1)%	70,034	78,075	(8,041)	(10.3)%

Gross profit in the fourth quarter of 2024 was $10.0 million, or gross margin of 13.1%, compared to a loss of $83.9 million, or gross margin of -113.8%, in the year-ago period. Gross profit and gross margin in the year-ago period were negatively impacted by certain non-cash charges totaling $77.4 million, consisting of $66.9 million associated with the Global Operations Review and $10.5 million from other specific non-cash charges, driven mainly by additional provision for excess and obsolete inventory associated with a large QSR customer, and the write-off of a prepaid fee resulting from the termination of a co-manufacturing agreement. Gross profit and gross margin in the fourth quarter of 2024 were positively impacted by decreased cost of goods sold per pound and increased net revenue per pound, partially offset by decreased volume of products sold. The decrease in cost of goods sold per pound primarily reflected lower inventory provision, lower manufacturing costs, including depreciation, and lower materials costs, partially offset by higher logistics costs.

Operating expenses were $47.8 million in the fourth quarter of 2024 compared to $76.9 million in the year-ago period. Operating expenses in the year-ago period included certain non-cash charges totaling $17.6 million associated with the Global Operations Review. Excluding the impact of these non-cash charges in the year-ago period, the decrease in operating expenses in the fourth quarter of 2024 was primarily driven by reduced marketing expenses, reduced consulting fees and reduced non-production salaries and related expenses.

Loss from operations in the fourth quarter of 2024 was $37.8 million compared to $160.8 million in the year-ago period. The decrease in loss from operations was driven by the increase in gross profit and reduction in operating expenses.

Total other expense, net, was $7.0 million in the fourth quarter of 2024, compared to total other income, net, of $5.7 million in the year-ago period. The increase in total other expense, net, was primarily due to increased net realized and unrealized foreign currency transaction losses.

Net loss was $44.9 million in the fourth quarter of 2024, compared to $155.1 million in the year-ago period. Net loss per common share was $0.65 in the fourth quarter of 2024, compared to $2.40 in the year-ago period. Net loss in the year-ago period was negatively impacted by certain non-cash charges totaling $95.0 million, consisting of $84.5 million associated with the Global Operations Review, and $10.5 million from other specific non-cash charges. Excluding the impact of these non-cash charges in the year-ago period, the decrease in net loss in the fourth quarter of 2024 was primarily driven by the reduction in loss from operations, partially offset by the increase in total other expense, net.

Adjusted EBITDA was a loss of $26.0 million, or -33.9% of net revenues, in the fourth quarter of 2024, compared to an Adjusted EBITDA loss of $125.1 million, or -169.9% of net revenues, in the year-ago period.

Balance Sheet and Cash Flow Highlights

The Company’s cash and cash equivalents balance, including restricted cash, was $145.6 million and total outstanding debt was $1.1 billion as of December 31, 2024. Net cash used in operating activities was $98.8 million in the year ended December 31, 2024, compared to $107.8 million in the year-ago period. Capital expenditures totaled $11.0 million in the year ended December 31, 2024, compared to $10.6 million in the year-ago period. Net cash used in investing activities was $6.2 million in the year ended December 31, 2024, compared to $9.5 million in the year-ago period. Net cash provided by financing activities was $45.8 million in the year ended December 31, 2024, compared to net cash used in financing activities of $0.5 million in the year-ago period. The year-over-year change in net cash from financing activities was primarily driven by the sale of shares of common stock under the Company’s at-the-market (“ATM”) program in the fourth quarter of 2024, which generated net proceeds of approximately $46.7 million.

Total distribution outlets by channel (unaudited):

The following table presents the approximate number of distribution outlets by channel for the periods presented:

	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024
U.S.:
Retail	33,000	32,000	29,000	29,000	28,000	27,000
Foodservice	42,000	41,000	40,000	39,000	38,000	38,000
International:
Retail	36,000	36,000	36,000	37,000	38,000	38,000
Foodservice	26,000	24,000	25,000	25,000	25,000	26,000
Total distribution outlets(1)	137,000	133,000	130,000	130,000	129,000	129,000
__________
(1) The number of retail and foodservice outlets where Beyond Meat branded products are available was derived from rolling 52-week data as of December 2024.

Note: Beginning in 2025, the Company will discontinue the above presentation of distribution outlets by channel given management’s view that this information is no longer a meaningful indicator of the Company’s near-term projected net revenue outlook as was previously the case around the time of the Company’s initial public offering.

Conference Call and Webcast

The Company will host a conference call to discuss these results at 5:00 p.m. Eastern, 2:00 p.m. Pacific today. Investors interested in participating in the live call can dial 412-902-4255. There will also be a simultaneous, live webcast available on the Investors section of the Company’s website at www.beyondmeat.com. The webcast will also be archived.

About Beyond Meat

Beyond Meat, Inc. (NASDAQ: BYND) is a leading plant-based meat company offering a portfolio of revolutionary plant-based meats made from simple ingredients without GMOs, no added hormones or antibiotics, and 0mg of cholesterol per serving. Founded in 2009, Beyond Meat products are designed to have the same taste and texture as animal-based meat while being better for people and the planet. Beyond Meat’s brand promise, Eat What You Love®, represents a strong belief that there is a better way to feed our future and that the positive choices we all make, no matter how small, can have a great impact on our personal health and the health of our planet. By shifting from animal-based meat to plant-based protein, we can positively impact four growing global issues: human health, climate change, constraints on natural resources and animal welfare. Visit www.BeyondMeat.com and follow @BeyondMeat on Facebook, Instagram, Threads and LinkedIn.

Forward-Looking Statements

Certain statements in this release constitute “forward-looking statements" within the meaning of the federal securities laws, including statements related to the Company’s expectations with respect to its full year 2025 outlook.

Forward-looking statements are based on management's current opinions, expectations, beliefs, plans, objectives, assumptions and projections regarding financial performance, prospects, future events and future results, including our ability to further reduce our operating expenses and achieve an EBITDA-positive run-rate by the end of 2026, gross margin goals, strengthening the Company’s balance sheet, estimated cash charges in connection with the 2025 RIF and the China RIF, the anticipated timing of such charges and estimated expense savings as a result of the 2025 RIF and China RIF, our 2025 outlook, ongoing uncertainty related to macroeconomic issues, including high inflation and interest rates, prolonged, weakening demand in the plant-based meat category, ongoing concerns about the likelihood of a recession and increased competition, among other matters, and involve known and unknown risks that are difficult to predict. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “outlook,” “potential,” “continue,” “likely,” “will,” “would”, “target” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which or whether, such performance or results will be achieved. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While Beyond Meat believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made herein including, but not limited to, the sufficiency of our cash and cash equivalents to meet our liquidity needs, including estimates of our expenses, future revenues, capital expenditures, capital requirements, and our ability to obtain additional equity or debt financing, including the terms of any such financing, and to bolster and restructure our balance sheet; the availability of our ATM Program; risks related to our significant debt, including our ability to repay our indebtedness, limitations on our cash flows from operations and our ability to satisfy our obligations under our convertible senior notes (the “Notes”); our ability to refinance the Notes; our ability to raise the funds necessary to repurchase the Notes for cash, under certain circumstances, or to pay any cash amounts due upon conversion; the significant dilution to existing stockholders that will result if we exchange any portion of our outstanding Notes for equity; provisions in the indenture governing the Notes delaying or preventing an otherwise beneficial takeover of us; and any adverse impact on our reported financial condition and results from the accounting methods for the Notes; a further decrease in demand, and the underlying factors negatively impacting demand, in the plant-based meat category; risks and uncertainties related to identifying and executing certain cost-reduction initiatives, cost structure improvements, workforce reductions and executive leadership changes, and the timing and success of reducing operating expenses and achieving certain financial goals, including EBITDA and/or cash flow positive objectives; the timing and success of narrowing our commercial focus to certain anticipated growth opportunities; accelerating activities that prioritize gross margin expansion and cash generation, including as part of our ongoing review of our global operations initiated in November 2023 (“Global Operations Review”); changes to our pricing architecture within certain channels including price increases of certain of our products in our U.S. retail and foodservice channels; and further cost-reduction initiatives; our ability to successfully execute our Global Operations

Review and any resulting strategic plans, including the exit or discontinuation of select product lines such as Beyond Meat Jerky; the impact of non-cash charges such as provision for excess and obsolete inventory and potential additional impairment charges, write-offs and disposals of fixed assets, and losses on sale and write-down of fixed assets; further optimization of our manufacturing capacity and real estate footprint; planned and future reductions in our workforce; and the planned suspension of our operational activities in China; matters relating to our El Segundo Campus and Innovation Center (“Campus Headquarters”) including, without limitation, the ability to meet our obligations under our Campus Headquarters lease, the timing of occupancy and completion of the build-out of our remaining space, any cost overruns or delays, the unavailability of the tenant improvement allowance to pay for the build-out of our remaining space, the impact of workforce reductions or other cost-reduction initiatives on our space demands, and the timing and success of subleasing, assigning or otherwise transferring excess space or negotiating a partial lease termination at our Campus Headquarters on terms advantageous to us or at all, including any potential impairment charges that may result; our ability to meet our obligations under leases for our corporate offices, manufacturing facilities and warehouses, or risks related to excess space capacity under our leases due to workforce reductions or other cost-reduction initiatives; the impact of inflation and higher interest rates across the economy and on consumer behavior, including higher food, grocery, raw materials, transportation, energy, labor and fuel costs; reduced consumer confidence and changes in consumer spending, including spending to purchase our products, and negative trends in consumer purchasing patterns due to levels of consumers’ disposable income, credit availability and debt levels, and economic conditions, including due to potential recessionary and inflationary pressures; our inability to properly manage and ultimately sell our inventory in a timely manner, which has in the past and could in the future require us to sell our products through liquidation channels at lower prices, write-down or write-off obsolete inventory, or increase inventory provision; any future impairment charges, including due to any future changes in estimates, judgments or assumptions, failure to achieve forecasted operating results, weakness in the economic environment, changes in market conditions, declines in our market capitalization, failure to sublease, assign or otherwise transfer excess space or negotiate a partial lease termination at our Campus Headquarters on terms advantageous to us or at all, and our planned suspension of our operational activities in China; our ability to accurately predict consumer taste preferences, trends and demand and successfully innovate, introduce and commercialize new products, such as our Beyond Sun Sausage and Beyond Steak lines, and improve existing products such as our Beyond IV platform, including in new geographic markets; the effects of competitive activity from our market competitors and new market entrants; our ability to protect our brand against misinformation about our products and the plant-based meat category, real or perceived quality or health issues with our products, marketing campaigns aimed at generating negative publicity regarding our products and the plant-based meat category, including regarding the nutritional value of our products, and other issues that could adversely affect our brand and reputation; the impact of adverse and uncertain economic and political conditions in the U.S. and international markets, including concerns about high inflation, and changes resulting from the change in the administration in the U.S., including greater restrictions on free trade through significant increases in tariffs on raw materials, ingredients, finished goods and other products and supplies imported into the U.S. and increased uncertainty surrounding international trade policy and regulations, and trade wars; disruption to, and the impact of uncertainty in, our domestic and international supply chain, including labor shortages and disruption, shipping delays and disruption, the impact of tariffs on raw materials, ingredients, finished goods and other products and supplies imported into the U.S. and the impact of cyber incidents at suppliers and vendors; our ability to streamline operations and improve cost efficiencies, which could result in the contraction of our business and the continued implementation of significant cost cutting measures such as further downsizing and exiting certain operations, including product lines, domestically and/or abroad; the impact of uncertainty as a result of doing business in China and Europe, including as a result of our planned suspension of our operational activities in China; the volatility of or inability to access the capital markets, including due to macroeconomic factors, geopolitical tensions or the outbreak of hostilities or war—for example, the war in Ukraine and the conflict in Israel, Gaza and surrounding areas; changes in the retail landscape, including our ability to maintain and expand our distribution footprint, the timing, success and level of trade and promotion discounts, our ability to maintain and grow market share and increase household penetration, repeat purchases, buying rates (amount spent per buyer) and purchase frequency, our ability to maintain and increase sales velocity of our products, and the timing and success of planned new products or recently launched products, including Beyond Steak, Beyond IV and Beyond Sun Sausage; changes in the foodservice landscape, including the timing, success and level of marketing and other financial incentives to assist in the promotion of our products, our ability to maintain and grow market share and attract and retain new foodservice customers or retain existing foodservice customers, and our ability to introduce and sustain offering of our products on menus; the timing and success of distribution expansion and new product introductions, including the timing and success of planned new products or recently launched products, such as Beyond Steak, Beyond IV and Beyond Sun Sausage, in increasing revenues and market share; our ability to differentiate and continuously create innovative products, respond to competitive innovation and achieve speed-to-market, including the timing and success of planned new products or recently launched products such as Beyond Steak, Beyond IV and Beyond Sun Sausage; the timing and success of strategic QSR partnership launches and limited time offerings resulting in permanent menu items; the outcomes of legal or administrative proceedings, or new legal or administrative proceedings filed against us; foreign currency exchange rate fluctuations; the effectiveness of our business systems and processes; our estimates of the size of our market opportunities and ability to accurately forecast market growth; our ability to effectively optimize our manufacturing and production capacity, and real estate footprint, including consolidating manufacturing facilities and production lines, exiting co-manufacturing arrangements and effectively managing capacity for specific products with shifts in demand; risks associated with underutilization of capacity which have in the past and could in the future give rise to increased costs per unit, underutilization fees, termination fees and other costs to exit certain supply chain arrangements and product lines, and/or the write-down or write-off of certain equipment and other fixed assets and impairment charges; our ability to accurately forecast our future results of operations and financial goals or targets, including as a result of fluctuations in demand for our products and in the plant-based meat category generally and increased competition; our ability to accurately forecast demand for our products and manage our inventory, including the impact of customer orders ahead of holidays and shelf reset activities, customer and distributor changes and buying patterns, such as reductions in targeted inventory levels, and supply chain and labor disruptions, including due to the impact of cyber incidents at suppliers and vendors; our operational effectiveness and ability to fulfill orders in full and on time; variations in product selling prices and costs, the timing and success of changes to our pricing architecture within certain channels including the price increases of certain of our products in our U.S. retail and foodservice channels, and the mix of products sold; our ability to successfully enter new geographic markets, manage our international business and comply with any applicable laws and regulations, including risks associated with doing business in foreign countries, and our ability to comply with the U.S. Foreign Corrupt Practices Act or other anti-corruption laws; the effects of global outbreaks of pandemics (such as the COVID-19 pandemic), epidemics or other public health crises, or fear of such crises; the success of our marketing initiatives and the ability to maintain and grow our brand awareness, maintain, protect and enhance our brand, attract and retain new customers and maintain and grow our market share, particularly while we are seeking to reduce our operating expenses; our ability to attract, maintain and effectively expand our relationships with key strategic foodservice partners; our ability to attract and retain our suppliers, distributors, co-manufacturers and customers; our ability to procure sufficient high-quality raw materials at competitive prices to manufacture our products; the availability of pea and other proteins and avocado oil that meet our standards; our ability to diversify the protein sources and avocado oil sources used for our products; our ability to successfully execute our strategic initiatives; the volatility associated with ingredient, packaging, transportation and other input costs, including due to the impact of tariffs; our ability to keep pace with technological changes impacting the development of our products and implementation of our business needs; significant disruption in, or breach in security of our or our suppliers’ or vendors’ information technology systems, including any inability to detect or timely report any cybersecurity incidents, and resultant interruptions in service and any related impact on our reputation, including data privacy, and any potential impact on our supply chain, including on customer demand, order fulfillment and lost sales, and the resulting timing and/or amount of net revenues recognized; the ability of our transportation providers to ship and deliver our products in a timely and cost effective manner; senior management and key personnel changes, the attraction, training and retention of qualified employees and key personnel, and our ability to maintain our company culture; the effects of organizational changes including reductions-in-force and realignment of reporting structures; risks related to use of a professional employer organization to administer human resources, payroll and employee benefits functions for certain of our international employees, and use of certain third party service providers for the performance of several business operations including payroll and human capital management services; the impact of potential workplace hazards; the effects of natural or man-made catastrophic or severe weather events, including events brought on by climate change, particularly involving our or any of our co-manufacturers’ manufacturing facilities, our suppliers’ facilities or any other vital aspects of our supply chain; the effectiveness of our internal controls; accounting estimates based on judgment and assumptions that may differ from actual results; changes in laws and government regulation affecting our business, including the U.S. Food and Drug Administration and the U.S. Federal Trade Commission governmental regulation, and state, local and foreign regulation; new or pending legislation, or changes in laws, regulations or policies of governmental agencies or regulators, both in the U.S. and abroad, affecting plant-based meat, the labeling, packaging or naming of our products, including requirements regarding nutrient content claims, or our brand name or logo; the failure of acquisitions and other investments to be efficiently integrated and produce the results we anticipate; risks inherent in investment in real estate; adverse developments affecting the financial services industry; the financial condition of, and our relationships with our suppliers, co-manufacturers, distributors, retailers and foodservice customers, and their future decisions regarding their relationships with us; our ability and the ability of our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations and the impact of any non-compliance on our operations, brand reputation and ability to fulfill orders in full and on time; seasonality, including increased levels of grilling activity and higher levels of purchasing by customers ahead of holidays, customer shelf reset activity and the timing of product restocking by our retail customers; the impact of increased scrutiny from a variety of stakeholders, institutional investors and governmental bodies on environmental, social and governance practices; our, our suppliers’ and our co-manufacturers’ ability to protect our proprietary technology, intellectual property and trade secrets adequately; the impact of changes in tax laws; and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2024, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2024 filed with the SEC on November 7, 2024, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 to be filed with the SEC, as well as other factors described from time to time in the Company's filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. Such forward-looking statements are made only as of the date of this release. Beyond Meat undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles (“GAAP”) in this press release, including: Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues. See “Non-GAAP Financial Measures” below for additional information and reconciliations of such non-GAAP financial measures.

Availability of Information on Beyond Meat’s Website and Social Media Channels

Investors and others should note that Beyond Meat routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Beyond Meat Investor Relations website. We also intend to use certain social media channels as a means of disclosing information about us and our products to consumers, our customers, investors and the public (e.g., @BeyondMeat on Facebook, Instagram, Threads and LinkedIn). The information posted on social media channels is not incorporated by reference in this press release or in any other report or document we file with the SEC. While not all of the information that the Company posts to the Beyond Meat Investor Relations website or to social media accounts is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Beyond Meat to review the information that it shares at the “Investors” link located at the bottom of the Company’s webpage at https://investors.beyondmeat.com/investor-relations and to sign up for and regularly follow the Company’s social media accounts. Users may automatically receive email alerts and other information about the Company when enrolling an email address by visiting “Request Email Alerts” in the “Investors” section of Beyond Meat’s website at https://investors.beyondmeat.com/investor-relations.

Contacts

Media:
Shira Zackai
shira.zackai@beyondmeat.com

Investors:
Raphael Gross

beyondmeat@icrinc.com

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net revenues	$76,658	$73,679	$326,452	$343,376
Cost of goods sold	66,652	157,538	284,753	426,031
Gross profit (loss)	10,006	(83,859)	41,699	(82,655)
Research and development expenses	6,671	9,207	28,149	39,530
Selling, general and administrative expenses	41,145	67,737	169,674	220,344
Restructuring income	—	—	—	(631)
Total operating expenses	47,816	76,944	197,823	259,243
Loss from operations	(37,810)	(160,803)	(156,124)	(341,898)
Other (expense) income, net:
Interest expense	(1,025)	(988)	(4,097)	(3,955)
Other, net	(6,015)	6,719	(10)	11,616
Total other (expense) income, net	(7,040)	5,731	(4,107)	7,661
Loss before taxes	(44,850)	(155,072)	(160,231)	(334,237)
Income tax (benefit) expense	—	—	(26)	5
Equity in losses of unconsolidated joint venture	12	38	73	3,902
Net loss	$(44,862)	$(155,110)	$(160,278)	$(338,144)
Net loss per share available to common stockholders—basic and diluted	$(0.65)	$(2.40)	$(2.43)	$(5.26)
Weighted average common shares outstanding—basic and diluted	69,235,143	64,556,557	66,004,815	64,300,099

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$131,913	$190,505
Restricted cash, current	1,041	2,830
Accounts receivable, net	26,862	31,730
Inventory	113,444	130,336
Prepaid expenses and other current assets	11,332	12,904
Assets held for sale	1,864	4,539
Total current assets	286,456	372,844
Restricted cash, non-current	12,600	12,600
Property, plant, and equipment, net	184,887	194,046
Operating lease right-of-use assets	123,975	130,460
Prepaid lease costs, non-current	68,005	61,635
Other non-current assets, net	622	1,192
Investment in unconsolidated joint venture	1,601	1,673
Total assets	$678,146	$774,450
Liabilities and stockholders’ deficit:
Current liabilities:
Accounts payable	$37,571	$56,032
Accrued bonus	582	4,790
Current portion of operating lease liabilities	4,125	3,677
Accrued expenses and other current liabilities	11,925	9,855
Accrued litigation settlement	7,250	—
Total current liabilities	$61,453	$74,354
Long-term liabilities:
Convertible senior notes, net	$1,141,476	$1,137,542
Operating lease liabilities, net of current portion	73,613	75,648
Finance lease obligations and other long term liabilities	2,812	274
Total long-term liabilities	$1,217,901	$1,213,464
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share—500,000 shares authorized, none issued and outstanding	$—	$—
Common stock, par value $0.0001 per share—500,000,000 shares authorized at December 31, 2024 and 2023; 76,065,969 shares and 64,624,140 shares issued and outstanding at December 31, 2024 and 2023, respectively	8	6
Additional paid-in capital	644,004	573,128
Accumulated deficit	(1,241,531)	(1,081,253)
Accumulated other comprehensive loss	(3,689)	(5,249)
Total stockholders’ deficit	$(601,208)	$(513,368)
Total liabilities and stockholders’ deficit	$678,146	$774,450

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Year Ended December 31,
	2024	2023	2022
Cash flows from operating activities:
Net loss	(160,278)	$(338,144)	$(366,137)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	23,121	48,094	32,582
Non-cash lease expense	8,279	8,140	5,167
Share-based compensation expense	23,923	29,098	33,857
Provision for credit losses	221	—	—
Loss on sale and write-down of fixed assets	809	20,515	486
Amortization of debt issuance costs	3,934	3,934	3,934
Equity in losses of unconsolidated joint venture	73	3,902	18,948
Write-down of note receivable	—	3,795	—
Unrealized loss (gain) on foreign currency transactions	5,113	(1,822)	5,106

Net change in operating assets and liabilities:
Accounts receivable	4,193	2,717	9,063
Inventories	15,576	106,087	2,572
Prepaid expenses and other assets	2,013	12,873	11,595
Accounts payable	(20,564)	3,004	(10,826)
Accrued expenses and other current liabilities	4,511	(2,492)	(7,148)
Prepaid lease costs, non-current	(6,502)	(4,245)	(55,110)
Operating lease liabilities	(3,235)	(3,281)	(4,333)
Net cash used in operating activities	$(98,813)	$(107,825)	$(320,244)

Cash flows from investing activities:
Purchases of property, plant and equipment	(11,015)	$(10,564)	$(70,475)
Proceeds from sale of fixed assets	4,348	4,323	—
Purchases of property, plant and equipment held for sale	—	—	(2,821)
Payments for investment in joint venture	—	(3,250)	(13,250)
Proceeds from (payment of) security deposits	435	—	(981)
Net cash used in investing activities	$(6,232)	$(9,491)	$(87,527)
(continued on the next page)

BEYOND MEAT, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)
	Year Ended December 31,
	2024	2023	2022
Cash flows from financing activities:
Proceeds from issuance of common stock pursuant to the ATM offering, net of issuance costs	$46,725	$—	$—
Principal payments under finance lease obligations	(1,177)	(223)	(210)
Proceeds from exercise of stock options	924	170	1,626
Payments of minimum withholding taxes on net share settlement of equity awards	(695)	(497)	(1,140)
Net cash provided by (used in) financing activities	$45,777	$(550)	$276
Net decrease in cash, cash equivalents and restricted cash	$(59,268)	$(117,866)	$(407,495)
Cash, cash equivalents and restricted cash at the beginning of the period	205,935	322,549	733,294
Effect of exchange rate changes on cash	(1,113)	1,252	(3,250)
Cash, cash equivalents and restricted cash at the end of the period	$145,554	$205,935	$322,549

Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$—	$—	$10
Taxes	$6	$(1)	$38
Non-cash investing and financing activities:
Non-cash additions to property, plant and equipment	$3,428	$909	$3,507
Operating lease right-of-use assets obtained in exchange for lease liabilities	1,755	$36,400	$37,245
Reclassification of pre-paid lease costs to operating lease right-of-use assets	131	$28,082	$29,000
Non-cash addition to financing leases	4,308	$—	$280

Non-GAAP Financial Measures

Beyond Meat uses the non-GAAP financial measures set forth below in assessing its operating performance and in its financial communications. Management believes these non-GAAP financial measures provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. In addition, management uses these non-GAAP financial measures to assess operating performance and for business planning purposes. Management also believes these measures are widely used by investors, securities analysts, rating agencies and other parties in evaluating companies in our industry as a measure of our operational performance. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies.
“Adjusted loss from operations” is defined as loss from operations adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s ongoing normal business activities.
“Adjusted operating margin” is defined as Adjusted loss from operations divided by net revenues.
“Adjusted net loss” is defined as net loss adjusted to exclude, when applicable, costs attributable to special items, which are those items deemed not to be reflective of the Company’s normal business activities.
“Adjusted net loss per diluted common share” is defined as Adjusted net loss divided by the number of diluted common shares outstanding.
We consider Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to be useful indicators of operating performance because excluding special items allows for period-over-period comparisons of our ongoing operations. Adjusted net loss per diluted common share is a performance measure and should not be used as a measure of liquidity.
“Adjusted EBITDA” is defined as net loss adjusted to exclude, when applicable, income tax expense (benefit), interest expense, depreciation and amortization expense, restructuring expenses, share-based compensation expense, accrued litigation settlement costs and Other, net, including interest income, and foreign currency transaction gains and losses.
“Adjusted EBITDA as a % of net revenues” is defined as Adjusted EBITDA divided by net revenues.
There are a number of limitations related to the use of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and

Adjusted EBITDA as a % of net revenues rather than their most directly comparable GAAP measures. Some of these limitations are:
•Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share exclude costs associated with activities deemed to be non-recurring or not part of the Company’s normal business activities, which are subjective determinations made by management and may not actualize as expected;
•Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues do not reflect accrued litigation settlement costs which reduce cash available to us;
•Adjusted EBITDA excludes depreciation and amortization expense and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future increasing our cash requirements;
•Adjusted EBITDA does not reflect interest expense, or the cash required to service our debt, which reduces cash available to us;
•Adjusted EBITDA does not reflect income tax payments that reduce cash available to us;
•Adjusted EBITDA does not reflect restructuring expenses that reduce cash available to us;
•Adjusted EBITDA does not reflect share-based compensation expense and therefore does not include all of our compensation costs;
•Adjusted EBITDA does not reflect accrued litigation settlement costs which reduce cash available to us;
•Adjusted EBITDA does not reflect Other, net, including interest income and foreign currency transaction gains and losses, that may increase or decrease cash available to us; and
•other companies, including companies in our industry, may calculate Adjusted loss from operations, Adjusted operating margin, Adjusted net loss, Adjusted net loss per diluted common share, Adjusted EBITDA and Adjusted EBITDA as a % of net revenues differently, which reduces their usefulness as comparative measures.
The following tables present the reconciliation of Adjusted loss from operations, Adjusted operating margin, Adjusted net loss and Adjusted net loss per diluted common share to their most comparable GAAP measures, loss from operations, operating margin, net loss and net loss per share available to common stockholders—basic and diluted, respectively, each as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Loss from operations, as reported	$(37,810)	$(160,803)	$(156,124)	$(341,898)
Accrued litigation settlement costs	—	—	7,500	—
Adjusted loss from operations	$(37,810)	$(160,803)	$(148,624)	$(341,898)
Loss from operations as a % of net revenues	(49.3)%	(218.2)%	(47.8)%	(99.6)%
Adjusted operating margin	(49.3)%	(218.2)%	(45.5)%	(99.6)%

	Three Months Ended		Year Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net loss, as reported	$(44,862)	$(155,110)	$(160,278)	$(338,144)
Accrued litigation settlement costs	—	—	7,500	—
Adjusted net loss	$(44,862)	$(155,110)	$(152,778)	$(338,144)

	Three Months Ended		Year Ended
(in thousands, except share and per share amounts)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Numerator:
Net loss, as reported	$(44,862)	$(155,110)	$(160,278)	$(338,144)
Accrued litigation settlement costs	—	—	7,500	—
Adjusted net loss used in computing Adjusted net loss per diluted common share	$(44,862)	$(155,110)	$(152,778)	$(338,144)

Denominator:
Weighted average shares used in computing Adjusted net loss per common share	69,235,143	64,556,557	66,004,815	64,300,099
Adjusted net loss per diluted common share	$(0.65)	$(2.40)	$(2.31)	$(5.26)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net loss per share available to common stockholders—basic and diluted, as reported	$(0.65)	$(2.40)	$(2.43)	$(5.26)
Accrued litigation settlement costs	—	—	0.12	—
Adjusted net loss per diluted common share	$(0.65)	$(2.40)	$(2.31)	$(5.26)

The following table presents the reconciliation of Adjusted EBITDA to its most comparable GAAP measure, net loss, as reported (unaudited):

	Three Months Ended		Year Ended
(in thousands)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net loss, as reported	$(44,862)	$(155,110)	$(160,278)	$(338,144)
Income tax (benefit) expense	—	—	(26)	5
Interest expense	1,025	988	4,097	3,955
Depreciation and amortization expense	5,657	30,387	23,121	48,094
Restructuring expenses(1)	—	—	—	(631)
Share-based compensation expense	6,170	5,307	23,923	29,098
Accrued litigation settlement costs	—	—	7,500	—
Other, net(2)(3)	6,015	(6,719)	10	(11,616)
Adjusted EBITDA	$(25,995)	$(125,147)	$(101,653)	$(269,239)
Net loss as a % of net revenues	(58.5)%	(210.5)%	(49.1)%	(98.5)%
Adjusted EBITDA as a % of net revenues	(33.9)%	(169.9)%	(31.1)%	(78.4)%
____________

(1)	Primarily comprised of legal and other expenses associated with the dispute with a co-manufacturer with whom an exclusive supply agreement was terminated in May 2017. On October 18, 2022, the parties to this dispute entered into a confidential written settlement agreement and mutual release related to this matter. In the year ended December 31, 2023, we recorded a credit of $(0.6) million, in restructuring expenses, primarily driven by a reversal of certain accruals.
(2)
Includes $6.9 million and $(4.4) million in net realized and unrealized foreign currency transaction losses (gains) in the three months ended December 31, 2024 and December 31, 2023, respectively. Includes $6.3 million and $(1.1) million in net realized and unrealized foreign currency transaction losses (gains) in the years ended December 31, 2024 and 2023, respectively.

(3)
Includes $0.9 million and $2.4 million in interest income in the three months ended December 31, 2024 and December 31, 2023, respectively. Includes $6.0 million and $10.8 million in interest income in the years ended December 31, 2024 and 2023, respectively. Includes $0.5 million in subsidies received from the Jiaxing Economic Development Zone Finance Bureau related to our investment in our subsidiary, Beyond Meat (Jiaxing) Food Co., Ltd, in the year ended December 31, 2024.